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                                                                  EXHIBIT 5.1

                                 OPINION OF COUNSEL


                                   June 12, 1998

Yahoo! Inc.
3420 Central Expressway
Santa Clara, CA 95051

     REGISTRATION STATEMENT ON FORM S-8
     ----------------------------------

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8 (the "REGISTRATION STATEMENT") to be filed by Yahoo! Inc. ("YAHOO!") with the Securities and Exchange Commission (the "COMMISSION") on or about June 12, 1998 in connection with the registration under the Securities Act of 1933, as amended, of (i) a total of 2,000,000 additional shares of Yahoo! Common Stock reserved for issuance or issued under Yahoo!'s 1995 Stock Plan ("YAHOO! PLAN") and (ii) 61,126 shares of Yahoo! Common Stock issued under Yahoo!'s assumed Viaweb Inc. 1997 Stock Option Plan ("VIAWEB PLAN") and Viaweb Inc. 1996 Option Agreements ("Viaweb Agreements"). As Yahoo!'s legal counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by Yahoo! in connection with the sale and issuance of the foregoing shares under the Yahoo! Plan, Viaweb Plan, and Viaweb Agreements, respectively (collectively, the "SHARES").

     It is our opinion that upon conclusion of the proceedings being taken or contemplated by us, as Yahoo!'s counsel, to be taken prior to the issuance of the Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares when issued and sold in the manner described in the Registration Statement will be legally and validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and in any amendment thereto.

                                   Very truly yours,


                                   VENTURE LAW GROUP
                                   A Professional Corporation


                                   /s/ VENTURE LAW GROUP


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